Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of February 4, 2013 (this “Amendment”), among J. CREW GROUP, INC., a Delaware corporation (the “Borrower”), CHINOS INTERMEDIATE HOLDINGS B, INC., a Delaware corporation (“Holdings”), each bank, financial institution and other Person that executes a signature page hereto as a Term B-1 Lender (collectively, the “Term B-1 Lenders”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) Holdings, the Borrower, Chinos Acquisition Corporation (which has merged with and into the Borrower), the Lenders from time to time party thereto and the Administrative Agent have entered into a Credit Agreement, dated as of March 7, 2011 (as amended by Amendment No. 1 to the Credit Agreement, dated as of December 18, 2012, the “Credit Agreement” and, as further amended by, and after giving effect to, this Amendment, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement;

(2) Pursuant to the terms of the penultimate paragraph of Section 10.01 of the Credit Agreement, the Borrower desires to refinance, substitute and replace and convert all outstanding Loans under the Credit Agreement (as further described in the amendments set forth in Section 1 below, the “Prior Term Loans”) with and into a new class of term loans (as further described in the amendments set forth in Section 1 below, the “Term B-1 Loans”) having substantially identical terms with, in the same aggregate principal amount as and having the same rights and obligations under the Loan Documents as, the Prior Term Loans, except as provided in the amendments set forth in Section 1 below;

(3) The Borrower has requested (x) that each Lender agreeing to convert its Prior Term Loans into Term B-1 Loans (any such Lender that executes and delivers this Amendment and makes such a commitment, a “Continuing Term Lender”; and, any Lender that does not execute and deliver this Amendment or make such a commitment, an “Exiting Term Lender”) in an amount equal to the aggregate principal amount of the Prior Term Loans held by it immediately prior to the Second Amendment Effective Date (as defined below) and (y) that Eligible Assignees make commitments to provide Term B-1 Loans, and the commitment of each such Term B-1 Lender to provide Term B-1 Loans described in the foregoing clause (y) shall be in an amount notified to such Term B-1 Lender by the Administrative Agent (but in no event greater than the amount such Term B-1 Lender committed to make Term B-1 Loans) (as further described in the amendments set forth in Section 1 below, such Term B-1 Lender’s “Commitment”), such that the aggregate Commitments on the Second Amendment Effective Date shall be $1,179,000,000; it being understood that (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner of the Term B-1 Loans (in such capacity, the “Arranger”), and the Administrative Agent shall arrange and allocate any assignments to effectuate such refinancing, replacement or conversion on a cashless basis of

Prior Term Loans and borrowings of Term B-1 Loans and the Administrative Agent or any of its Affiliates may (but shall not be required to), in order to better effectuate such assignments, acquire Prior Term Loans itself for further assignment to other Lenders or Eligible Assignees, and (ii) Goldman Sachs Bank USA shall be a joint lead arranger, joint bookrunner and the syndication agent in respect of the Term B-1 Loans, and Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation shall each be a co-documentation agent;

(4) Upon the occurrence of the Second Amendment Effective Date, each Continuing Term Lender will convert an aggregate principal amount of the Prior Term Loans held by it immediately prior to the Second Amendment Effective Date (as further described in the amendments set forth in Section 1 below, the “Converted Prior Term Loans”) for and into a like principal amount in Dollars of Term B-1 Loans (such portion of the Term B-1 Loans, the “Converted Term B-1 Loans”); it being understood and agreed that the Converted Term B-1 Loans are a conversion of, but not in payment or satisfaction of, the Converted Prior Term Loans;

(5) In addition, each Term B-1 Lender severally agrees to make Term B-1 Loans to the Borrower on the Second Amendment Effective Date to the extent its Commitment exceeds the aggregate amount of its Converted Term B-1 Loans (if any) and any Prior Term Loans assigned (or to be assigned concurrently therewith) to it from any Exiting Term Lender (any such Prior Term Loans so assigned to be converted for and into Converted Term B-1 Loans), in an aggregate principal amount equal to such excess, and the proceeds of such Term B-1 Loans will be used by the Borrower, together with cash on hand, to (a) refinance in full the outstanding principal amount of all Prior Term Loans (other than Converted Term B-1 Loans) and (b) pay all fees, costs and expenses related to the transactions contemplated by this Amendment;

(6) The Borrower has requested that the Term B-1 Lenders amend the Credit Agreement to (a) effect the refinancing, replacement or conversion of the Prior Term Loans and (b) make other amendments to the Credit Agreement as set forth below;

(7) The Administrative Agent, the Borrower and the Term B-1 Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended by adding in the appropriate alphabetical order the following new definitions:

“Converted Prior Term Loans” has the meaning specified in Section 2.01(c).

“Prior Term Loan” means all Loans outstanding under this Agreement immediately prior to the refinancing thereof with Term B-1 Loans on the Second Amendment Effective Date.

“Second Amendment” means that certain Amendment No. 2 to Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrower, Holdings, Bank of America, N.A., as Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning specified in the Second Amendment.

“Term B-1 Loans” means (a) term loans made in Dollars and converted from Converted Prior Term Loans pursuant to Section 2.01(c) and/or (b) term loans made in Dollars to refinance Prior Term Loans pursuant to Section 2.01(b). Term B-1 Loans shall constitute Replacement Loans pursuant to, and in accordance with, the terms of the penultimate paragraph of Section 10.01.

(b) Section 1.01 of the Credit Agreement is further amended by amending the definition of “Adjusted Eurodollar Rate” by replacing the percentage “1.25%” where it appears in clause (b) thereof with the percentage “1.00%”.

(c) Section 1.01 of the Credit Agreement is further amended by amending the definition of “All-In Yield” by replacing the percentages “1.25%” and “2.25%” where they appear in such definition with the percentages “1.00%” and “2.00%”, respectively.

(d) Section 1.01 of the Credit Agreement is further amended by amending and restating in full the definition of “Applicable Rate” to read as follows:

“Applicable Rate” means a percentage per annum equal to (a) until but excluding the first Business Day following the Borrower’s fiscal quarter ending May 4, 2013, (i) for Eurodollar Rate Loans, 3.00% and (ii) for Base Rate Loans, 2.00%, and (b) thereafter, the applicable percentage per annum set forth below determined by reference to Moody’s corporate family rating of the Borrower as publically announced by Moody’s:

Applicable Rate
Pricing Level	Moody’s Corporate Family Rating	Eurodollar Rate	Base Rate
1	B1 or better	2.75%	1.75%
2	less than B1	3.00%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in Moody’s corporate family rating shall become effective as of the first Business Day immediately following the public announcement by Moody’s of such a change in the Borrower’s corporate family rating.

(e) Section 1.01 of the Credit Agreement is further amended by amending the definition of “Class” to add the phrase “, Replacement Loans” after the term “Incremental Loans” and to add the phrase “, an amendment providing for Replacement Loans” after the term “Incremental Amendment”.

(f) Section 1.01 of the Credit Agreement is further amended by amending and restating in full the definition of “Commitment” to read as follows:

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.04 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or an amendment providing for Replacement Loans or (iv) an Extension. The initial Commitment amount for each Lender (x) agreeing to convert Converted Prior Term Loans on the Second Amendment Effective Date pursuant to Section 2.01(c), shall be an amount equal to the principal amount of such Lender’s Prior Term Loans on the Second Amendment Effective Date, (y) with a commitment to make Term B-1 Loans pursuant to Section 2.01(b), shall be in an amount notified to such Lender by the Administrative Agent in connection with the Second Amendment or an Assignment and Assumption in respect of Term B-1 Loans or (z) that assumes a Commitment, shall be an amount set forth in an Assignment and Assumption, Incremental Amendment, Refinancing Amendment or amendment in respect of Replacement Loans, pursuant to which such Lender shall have assumed its Commitment, as the case may be. The aggregate amount of the Commitments on the Second Amendment Effective Date is $1,179,000,000.

(g) Section 1.01 of the Credit Agreement is further amended by amending and restating clause (c) of the definition of “Compliance Certificate” to read as follows: “(c) solely in the case of certificates delivered with financial statements delivered under Section 6.01(a) and commencing with the certificate delivered pursuant to Section 6.02(a) for the fiscal year ending February 2, 2013, setting forth a calculation of the Senior Secured Net Leverage Ratio as of the end of the most recent Test Period and”.”

(h) Section 1.01 of the Credit Agreement is further amended by amending the definition of “Facility” to add the phrase “, any Replacement Loans” after the term “Incremental Loans”.

(i) Section 1.01 of the Credit Agreement is further amended by deleting the definition of “Initial Loans” therefrom.

(j) Section 1.01 of the Credit Agreement is further amended by amending the definition of “Lender” to add the sentence “For avoidance of doubt, each Lender that provides a Replacement Loan (including any Term B-1 Loan) is a Lender to the extent any such Person has executed and delivered an amendment or Assignment and Assumption providing for Replacement Loans (including any Term B-1 Loan) and to the extent such amendment or Assignment and Assumption shall have become effective in accordance with the terms hereof and thereof (including the Second Amendment).” immediately before the last sentence in such definition and to add the phrase “attached to the Second Amendment” immediately after the reference to “Schedule 2.01” in the last sentence of such definition.

(k) Article I of the Credit Agreement is hereby amended by adding the following Section 1.10 at the immediate end thereof:

“SECTION 1.10. Prior Term Loans. (a) On and after the Second Amendment Effective Date, all references to “Initial Loans” in this Agreement or any other Loan Document shall refer to the Term B-1 Loans and the Term B-1 Loans shall constitute Loans for all purposes hereunder and thereunder.

(b) On and after the Second Amendment Effective Date, all Loans shall continue to have the same terms, rights and benefits under the Loan Documents as the Prior Term Loans had under the Loan Documents immediately prior to the Second Amendment Effective Date, except as modified by the Second Amendment.”

(l) Section 2.01 of the Credit Agreement is hereby amended and restated in full as follows:

“(a) Prior Term Loans. On the Closing Date, each of the initial Lenders made Prior Term Loans subject to the terms and conditions set forth in the Agreement as in effect on such date.

(b) Term B-1 Loans. Subject to the terms and conditions set forth herein and in the Second Amendment, each Lender severally agrees to make Term B-1 Loans in Dollars to the Borrower on the Second Amendment Effective Date in a principal amount equal to the excess of (A) its Commitment to make Term B-1 Loans over (B) the aggregate principal amount of its Converted Prior Term Loans, if any. The Borrower shall refinance all Prior Term Loans that are not Converted Prior Term Loans with the gross proceeds of such Term B-1 Loans described in the immediately preceding sentence. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term B-1 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c) Term B-1 Conversion. Subject to the terms and conditions set forth herein and in the Second Amendment, with respect to each Continuing Term Lender (as defined in the Second Amendment) that has Prior Term Loans, such Continuing Term Lender severally agrees to convert on the Second Amendment Effective Date an aggregate principal amount of the Prior Term Loans (“Converted Prior Term Loans”) held by it immediately prior to the Second Amendment Effective Date for and into a like principal amount in Dollars of Term B-1 Loans. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term B-1 Loans converted from Converted Prior Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(d) Special Provisions Relating to Refinancing and Conversion of Prior Term Loans by, into or with Term B-1 Loans.

(i) Notwithstanding anything to the contrary in this Agreement,

(A) on the Second Amendment Effective Date, (i) Term B-1 Loans shall be deemed made as Eurodollar Rate Loans in an amount equal to the principal amount of the Prior Term Loans refinanced by Term B-1 Loans pursuant to Section 2.01(b) and the Converted Prior Term Loans converted into Term B-1 Loans pursuant to Section 2.01(c), in each case, that were outstanding as Eurodollar Rate Loans at the time of such refinancing or conversion, as applicable (such Term B-1 Loans to correspond in amount to Prior Term Loans so reclassified of a given Interest Period), (ii) Interest Periods for the Term B-1 Loans described in the immediately preceding clause (i) shall end on the same dates as the Interest Periods applicable to the corresponding Prior Term Loans described in the immediately preceding clause (i), and the Eurodollar Rates applicable to such Term B-1 Loans during such Interest Periods shall be the same as those applicable to the Prior Term Loans so refinanced or converted, as applicable, and (iii) Term B-1 Loans shall be deemed made as Base Rate Loans in an amount equal to the principal amount of the Prior Term Loans refinanced by Term B-1 Loans pursuant to Section 2.01(b) and the Converted Prior Term Loans converted into Term B-1 Loans pursuant to Section 2.01(c), in each case, that were outstanding as Base Rate Loans at the time of such refinancing or conversion, as applicable; and

(B) no costs shall be payable under Section 3.05 in connection with transactions consummated under Section 2.01(c).”

(m) Section 2.15 of the Credit Agreement is hereby amended by (i) replacing the term “Closing Date” with the term “Second Amendment Effective Date” and (ii) replacing each instance of the word “Initial” with the term “Term B-1”.

(n) Section 7.10 of the Credit Agreement is hereby amended by adding the following language immediately prior to the period at the immediate end thereof:

“; provided that, the Term B-1 Loans shall be used solely to (a) refinance and replace the aggregate principal amount of the Prior Term Loans outstanding immediately prior to the Second Amendment Effective Date in full and pay all accrued but unpaid interest thereon and (b) pay fees, costs and expenses related to the transactions contemplated by the Second Amendment”

(o) Section 9.13 of the Credit Agreement is hereby amended by adding the following paragraph immediately after the first paragraph thereof:

“Each Lender, by its execution and delivery of the Second Amendment and its making of Term B-1 Loans on the Second Amendment Effective Date, hereby (a) confirms its agreement to the foregoing provisions of this Section 9.13 and (b) pursuant to Section 5.2(c) of the ABL Intercreditor Agreement, agrees to be bound by the terms of the ABL Intercreditor Agreement as a “Term Secured Party” (as defined in the ABL Intercreditor Agreement).”

SECTION 2. Conditions of Effectiveness of Amendments. This Amendment and the amendments to the Credit Agreement set forth in Section 1 shall become effective on the first date (such date, the “Second Amendment Effective Date”) when each of the conditions set forth in this Section 2 shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of (i) this Amendment executed by (A) the Borrower and Holdings, (B) the Administrative Agent and (C) Term B-1 Lenders providing Commitments in an aggregate amount equal to $1,179,000,000 or, as to any of the foregoing parties, advice satisfactory to the Administrative Agent that each of the foregoing parties has executed this Amendment and, if applicable, provided such Commitments, and (ii) the consent attached hereto (the “Consent”) executed by each Guarantor.

(b) Payment of Fees and Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket fees and expenses (including the reasonable and documented out-of-pocket fees and expenses of Shearman & Sterling LLP invoiced at least one Business Day prior to the Second Amendment Effective Date) incurred by the Arranger and the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment or otherwise required to be paid in connection with this Amendment or under the Loan Documents, including any fees separately agreed in writing with the Arranger, in each case to the extent such fees are due and required to be paid on the Second Amendment Effective Date.

(c) Refinancing of Prior Term Loans. Simultaneously with the funding of the Term B-1 Loans on the Second Amendment Effective Date, the Borrower shall have paid to the Administrative Agent for the account of the applicable Lenders an amount equal to the aggregate outstanding principal amount of all Prior Term Loans (to the extent such Prior Term Loans are not converted pursuant to Section 2.01(c) of the Amended Credit Agreement) together with all accrued but unpaid interest on such Prior Term Loans to, but not including, the Second Amendment Effective Date.

(d) Resolutions. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of (i) Holdings and the Borrower evidencing approval of this Amendment and all matters and transactions contemplated hereby and (ii) each Guarantor evidencing approval of the Consent and the matters and transactions contemplated hereby and thereby.

(e) Certificates. The Administrative Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary (or another Responsible Officer) of Holdings, the Borrower and each other Loan Party certifying the names and true signatures of the officers of Holdings, the Borrower and such other Loan Party authorized to sign this Amendment or the Consent, as applicable, and the other documents to be delivered hereunder and thereunder, and (ii) a certificate of a Responsible Officer of the Borrower certifying (A) that the representations and warranties contained in Section 3 of this Amendment are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date) and (B) that no Event of Default has occurred and is continuing or would result from this Amendment and the matters and transactions contemplated hereby.

(f) Legal Opinions. An opinion of Ropes & Gray LLP, counsel for the Loan Parties, addressed to the Administrative Agent and each Term B-1 Lender, in form reasonably acceptable to the Administrative Agent.

SECTION 3. Representations and Warranties. The Borrower represents and warrants as follows:

(a) Both before and after giving effect to this Amendment, each of the representations and warranties of the Borrower contained in Article V of the Amended Credit Agreement (as defined below), or in any other Loan Document, are true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect (after giving effect to such qualification)) on and as of such date, except (i) to the extent that such representations or warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect (after giving effect to such qualification)) as of such earlier date, and (ii) that for purposes of this Section 3, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement, respectively.

(b) The execution, delivery and performance by each of the Borrower and Holdings of this Amendment and the Loan Documents, as amended hereby, to which it is a party, and the consummation of the transactions contemplated hereby, are within its corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the terms of such Person’s Organization Documents, (ii) violate any applicable Law, (iii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Credit Agreement) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have a, individually or in the aggregate, Material Adverse Effect.

(c) No material authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Borrower or Holdings of this Amendment or any of the Loan Documents, as amended hereby, to which the Borrower or Holdings, as the case may be, is a party, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) This Amendment has been duly executed and delivered by the Borrower and by Holdings. This Amendment and each of the other Loan Documents, as amended hereby, to which the Borrower or Holdings, as the case may be, is a party are legal, valid and binding obligations of the Borrower or Holdings, as applicable, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 4. Waivers. The Term B-1 Lenders and the Administrative Agent waive the requirement for delivery of a Committed Loan Notice in respect of Term B-1 Loans being made on the Second Amendment Effective Date. The Continuing Term Lenders and the Administrative Agent waive the requirement for delivery of a prepayment notice in respect of the prepayment of Prior Term Loans on the Second Amendment Effective Date pursuant to Section 2.03 of the Credit Agreement and the Amended Credit Agreement.

SECTION 5. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Amended Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Amended Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations (as defined in the Security Agreement) of the Loan Parties under the Loan Documents, in each case, as amended by, and after giving effect to, this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

(d) Subject to the terms of this Amendment, from and after the Second Amendment Effective Date, each Term B-1 Lender shall be a party to the Credit Agreement and, to the extent of such Term B-1 Lender’s Pro Rata Share of the Term B-1 Loans, shall assume all of the rights and obligations of a Lender pursuant to the terms of the Credit Agreement.

SECTION 6. Costs and Expenses. The Borrower hereby agrees to pay on receipt of a reasonably detailed written invoice therefor all reasonable out-of-pocket costs and expenses of the Administrative Agent (including without limitation reasonable and documented out-of-pocket legal fees and expenses) in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, in each case, to the extent required by and in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 7. Notes. The Borrower agrees that each Term B-1 Lender may request through the Administrative Agent, and shall receive, if requested, one or more Notes in respect of its Term B-1 Loans, payable to the order of such Term B-1 Lender and duly executed by the Borrower in substantially the form of Exhibit B to the Credit Agreement, evidencing such Term B-1 Lender’s Term B-1 Loans; provided that such Term B-1 Lender shall have returned to the Borrower any Note held by it in respect of its Prior Term Loans for cancellation; provided, further, that if any such Note in respect of any such Prior Term Loan is not so surrendered, then from and after the Second Amendment Effective Date such Note shall be deemed to evidence any Term B-1 Loan that refinanced any such Prior Term Loan evidenced by such Note or into which any such Prior Term Loan evidenced by such Note were converted, as applicable.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Integration. This Amendment together with the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 10. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

SECTION 13. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

J. CREW GROUP, INC.

By	/s/ Stuart Haselden
	Name:	Stuart Haselden
	Title:	Senior Vice President and Chief Financial Officer

CHINOS INTERMEDIATE HOLDINGS B, INC.

By	/s/ Stuart Haselden
	Name:	Stuart Haselden
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to

Amendment No. 2

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Term B-1 Lender

By	/s/ Kevin L. Ahart
Name: Kevin L. Ahart
Title: Vice President

Signature Page to

Amendment No. 2

CONSENT

Dated as of February 4, 2013

Each of the undersigned, as a Guarantor under the Guaranty dated as of March 7, 2011 (collectively, the “Guaranty”), in each case, in favor of the Administrative Agent and the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and the transactions contemplated by such Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of such Amendment, (a) the Guaranty and all other Loan Documents to which such Guarantor is a party, as specifically amended by the Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty or any other Loan Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended Credit Agreement, and (b) without limiting the generality of the foregoing, the Collateral Documents to which such Guarantor is a party and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations (as defined in the Security Agreement) of such Guarantor under the Loan Documents, in each case, as amended by, and after giving effect to, the Amendment. Capitalized terms not otherwise defined in this Consent have the same meanings as specified in the Amendment or the Amended Credit Agreement, as applicable.

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CHINOS INTERMEDIATE HOLDINGS B, INC.
J. CREW OPERATING CORP.
J. CREW INC.
J. CREW INTERNATIONAL, INC.
GRACE HOLMES, INC.
H. F. D. NO. 55, INC.
MADEWELL INC.
J. CREW VIRGINIA, INC.

By	/s/ Stuart Haselden
	Name:	Stuart Haselden
	Title:	Chief Financial Officer

Signature Page to Consent